CONSENT TO
TRANSFER OF TERM LOANS

June 22, 2006

Reference is made to that certain Amended Loan and Security Agreement by and among Petals Decorative Accents LLC (“Petals”), Southshore Capital Fund, Ltd. (“Southshore”) and Southridge Partners, LP (“Southridge”), dated January 3, 2005, as amended on November 30, 2005 (the “Amended Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Loan Agreement.

Petals desires to enter into a Contribution Agreement with Immunotechnology Corp. Inc. (“Immuno”), whereby Petals shall assign all its assets and delegate certain of its obligations, including the Term Loans extended to Petals in connection with the Amended Loan Agreement, to Immuno and Immuno shall assume such assets and obligations in exchange for the issuance of ninety five percent (95%) of the shares of common stock of Immuno to Petals (the “Contribution”). It is intended that such transaction qualify as a tax free contribution of assets pursuant to Section 351 of the Internal Revenue Code.

Petals hereby requests that Southridge and Southshore consent to, and by their signature below they hereby do consent to, the transfer of the Term Loans as part of the Contribution. Notwithstanding the above, each of Southridge and Southshore expressly reserves all rights under the Term Loans associated with the Amended Loan Agreement.

ACCEPTED AND AGREED:

SOUTHRIDGE PARTNERS LP

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SOUTHSHORE CAPITAL FUND, LTD.

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